                                                                      EXHIBIT 21


                         PEREGRINE PHARMACEUTICALS, INC.
                            SUBSIDIARY OF REGISTRANT

         On April 24, 1997, the Company acquired its wholly-owned subsidiary, Vascular Targeting Technologies, Inc. (formerly known as Peregrine Pharmaceuticals, Inc.).